                                   EXHIBIT 3.1

                      ARTICLES OF INCORPORATION FOR PROFIT
                                       OF
                                 GENELINK, INC.

In compliance with the requirements of the applicable provision of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.     The name of the corporation is:    GeneLink, Inc.

2. The address of this corporation's initial registered office in this Commonwealth is:

                                          c/o CT Corporation
                                          Seven Penn Center
                                          1635 Market Street
                                          Philadelphia, PA 19103
                                          (Philadelphia County)

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000,000 shares of common stock having $.01 par value per share.

5.     The name and address of the incorporator is:

                                          Elizabeth F. Bethel
                                          c/o Pelino & Lentz, P.C.
                                          One Liberty Place, 32nd Floor
                                          Philadelphia, PA 19103-7393

6.     The specified effective date, if any, is            N/A

7.     The purpose of the corporation is as follows:

       The Corporation shall have unlimited power to engage in and to do any lawful act concerning any and all lawful business for which corporations may be incorporated under the Business Corporation Law of 1988, as amended, including but not limited to the power to engage in the manufacture, fabrication, assembly, merchandising and distribution of various items.

       The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

       IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 5th day of January, 1995.



                                          /s/ Elizabeth F. Betchel
                                          --------------------------------------
                                                  Elizabeth F. Betchel

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.     The name of the corporation is:    GeneLink, Inc.

2. The (a) address of this corporation's current office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

       ------------------------------------------------------------------

       c/o CT Corporation 1635 Market Street Philadelphia, PA 19103 Philadelphia

       For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.     The statute by or under which it was incorporated is: 15 Pa.S.C. Section
       1306

4.     The date of its incorporation is: January 6, 1995.

5.     (Check, and if appropriate complete, one of the following):

       _X_ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

       ___  The amendment shall be effective on: ____________ at ______________.
                                                    Date             Hour

6.     (Check one of the following):

       ___ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

       _X_ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914 (c).

7.     (Check, and if appropriate complete, one of the following):

       ___ The amendment adopted by the corporation, set forth in full, is as follows:

                   See Exhibit "A" attached hereto.

       _X_ The amendment adopted by the corporation is set forth in full in Exhibit "A" attached hereto and made a part hereof.

8.     (Check if the amendment restates the Articles):

       ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

       IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 23rd day of February, 1998.

                                             GENELINK, INC.

                                             By: /s/ John R. DePhillipo
                                                 -----------------------------

                                                     Title:  President

                                    EXHIBIT A

       Pursuant to 15 Pa.C.S.A. Section 1914(c)(3)(ii) the following amendment to the Articles of Incorporation of GeneLink, Inc. has been approved by the Board of Directors in order to effectuate a stock split of 75 shares to 1:

       4. The aggregate number of shares authorized is 75,000,000 shares of common stock having $.01 par value per share.